NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. OBTAINS FINANCING FOR
LANTANA PLACE DEVELOPMENT PROJECT

AUSTIN, TX, May 3, 2017 - Stratus Properties Inc. (NASDAQ: STRS) announced today that it has obtained a $26.3 million construction loan from Southside Bank to finance construction of the initial phase of Stratus’ Lantana Place mixed-use development project in Austin, Texas.

Lantana Place will be developed in two phases totaling approximately 325,000 square feet of retail, hotel and office uses. The initial phase will be comprised of 99,663 square feet of leasable space and will be anchored by a Moviehouse Theater & Eatery - a 12-screen high-quality dine-in movie theater - and a hotel. Other prospective tenants include restaurants, entertainment, spa, neighborhood services, fitness, boutique shops and medical offices. The second phase will include 140,000 square feet of office space in two buildings.

William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer of Stratus, stated, “We are pleased to secure favorable financing to move forward with the initial phase of our Lantana Place mixed-use project. Our Lantana and Barton Creek communities are home to thousands of residents, have great roadway and utility capacity and over 5 million square feet of occupied office space, generating very strong daytime and nighttime demand for the types of services and amenities expected to be provided by this project. Lantana Place is the first of several Stratus mixed-use projects intended to serve this vibrant, and currently underserved, area of southwest Austin.”

Lantana Place is fully designed and permitted and Stratus expects to break ground on the first phase of the project in May 2017. The dine-in movie theater is presently expected to open in second-quarter 2018.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin, Texas area, but including projects in certain other select markets in Texas.
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Cautionary Statement Regarding Forward-Looking Statements. This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as projections or expectations related to timeframes for development, construction and completion of Stratus' projects and other plans and objectives of management for future operations and activities. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to the availability of financing for development projects and other corporate purposes, a decrease in the demand for real estate in the Austin, Texas market, changes in economic and business conditions, reductions in discretionary spending by consumers and corporations, competition from other real estate developers, the failure to attract customers for its developments, increases in interest rates, declines in the market value of Stratus' assets, increases in operating costs, including real estate taxes and the cost of construction materials, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups with respect to development projects, weather-related risks and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the U.S. Securities and Exchange Commission (SEC) as updated by Stratus' subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

A copy of this release is available on Stratus' website, www.stratusproperties.com.

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